Exhibit 20.2

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

COLLECTIONS			DOLLARS
Payments received			63,818,990.74
Plus / (Less) :
Net Servicer Advances			55,264.77
Investment Earnings on funds in the Collection Account			140,814.10

Net Collections			64,015,069.61
Plus / (Less) :
Funds in Spread Account			8,019,091.07

Total Available Funds			72,034,160.68

DISTRIBUTIONS

Servicing Fee		1,453,682.00
Trustee and Other Fees		4,421.55

Total Fee Distribution			1,458,103.55

Note Interest Distribution Amount — Class A-1	98,189.35
Note Interest Distribution Amount — Class A-2	996,875.00
Note Interest Distribution Amount — Class A-3	1,525,750.00
Note Interest Distribution Amount — Class A-4	722,400.00

	3,343,214.35

Note Principal Distribution Amount — Class A-1	41,464,125.91
Note Principal Distribution Amount — Class A-2	17,200,750.21
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	58,664,876.12

Total Class A Interest and Principal Distribution			62,008,090.47

Note Interest Distribution Amount — Class B-1	187,000.00
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			187,000.00

Note Interest Distribution Amount — Class C-1	203,733.33
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			203,733.33

Note Interest Distribution Amount — Class D-1	177,233.33
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			177,233.33

Spread Account Deposit			8,000,000.00

Total Distributions			72,034,160.68

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

	# of loans
PORTFOLIO DATA:
Beginning Aggregate Principal Balance	89,517		1,395,534,356.18

Less: Principal Payments		(23,085,527.59)
Full Prepayments	(2,004)	(24,404,880.44)
Partial Prepayments	—	—
Liquidations	(293)	(4,562,330.05)

			(52,052,738.08)

Ending Aggregate Principal Balance	87,220		1,343,481,618.10
Ending Outstanding Principal Balance of Notes			1,267,799,249.79

Excess (Current Overcollateralization Amount)			75,682,368.31
Overcollateralization Level			5.63%

Overcollateralization Amount			87,326,305.18

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		8,000,000.00
Investment earnings on funds in spread account		19,091.07
Less: Funds included in Total Available Funds		(8,019,091.07)
Deposits		8,000,000.00
Excess Spread Amount		—

Ending Balance			8,000,000.00

Beginning Initial Deposit		8,000,000.00
Repayments		—

Ending Initial Deposit			8,000,000.00

Servicer Advances:
Beginning Unreimbursed Advances		1,279,890.91
Net Advances		55,264.77

			1,335,155.68

Net Charge-Off Data:
Charge-Offs		4,267,559.14
Recoveries		(1,091,998.61)

Net Charge-Offs			3,175,560.53

Delinquencies ( P&I):	# of loans
30-59 Days	1,223	14,560,251.22
60-89 Days	327	3,874,845.40
90-119 Days	109	1,104,345.64
120 days and over	5	65,985.91

Repossessions	64	567,711.86

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	—		—

Cumulative Charge-Off Percentage			0.20%

WAC			11.2437%
WAM			58.725

WFS FINANCIAL 2005-1 OWNER TRUST
Distribution Date Statement
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	267,000,000.00	41,464,125.91	41,464,125.91	0.00	41,562,315.26

A-2	375,000,000.00	375,000,000.00	17,200,750.21	357,799,249.79	18,197,625.21

A-3	510,000,000.00	510,000,000.00	0.00	510,000,000.00	1,525,750.00

A-4	224,000,000.00	224,000,000.00	0.00	224,000,000.00	722,400.00

B-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	187,000.00

C-1	64,000,000.00	64,000,000.00	0.00	64,000,000.00	203,733.33

D-1	52,000,000.00	52,000,000.00	0.00	52,000,000.00	177,233.33

TOTAL	1,552,000,000.00	1,326,464,125.91	58,664,876.12	1,267,799,249.79	62,576,057.13

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	2.75000%	98,189.35	0.00	98,189.35	98,189.35	0.00

A-2	3.19000%	996,875.00	0.00	996,875.00	996,875.00	0.00

A-3	3.59000%	1,525,750.00	0.00	1,525,750.00	1,525,750.00	0.00

A-4	3.87000%	722,400.00	0.00	722,400.00	722,400.00	0.00

B-1	3.74000%	187,000.00	0.00	187,000.00	187,000.00	0.00

C-1	3.82000%	203,733.33	0.00	203,733.33	203,733.33	0.00

D-1	4.09000%	177,233.33	0.00	177,233.33	177,233.33	0.00

TOTAL		3,911,181.01	0.00	3,911,181.01	3,911,181.01	0.00

WFS FINANCIAL 2005-1 OWNER TRUST
Officer’s Certificate
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

Detailed Reporting

See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of June 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller